                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED ON PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                      ORTHODONTIC CENTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5)      Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         -----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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

                  [ORTHODONTIC CENTERS OF AMERICA, INC. LOGO]

                           3850 N. CAUSEWAY BOULEVARD
                                   SUITE 800
                           METAIRIE, LOUISIANA 70002

                                 April 15, 2002

To the Stockholders of
Orthodontic Centers of America, Inc.:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Friday, May 17, 2002, at 10:00 a.m. (Central Time) at the Doubletree Hotel Lakeside, 3838 N. Causeway Boulevard, Metairie, Louisiana.

     Whether or not you plan to attend the Annual Meeting, please vote your proxy by: (i) the Internet, (ii) touch-tone telephone or (iii) completing, signing, dating and returning the enclosed proxy card as soon as possible so that your vote will be recorded. If you attend the Annual Meeting and desire to vote your shares personally, you may withdraw your proxy and vote your shares at any time before the proxy is exercised.

     The attached Proxy Statement and the enclosed Annual Report to Stockholders contain important information about your company and the matters to be addressed at the Annual Meeting. We encourage you to read them.

     We look forward to seeing you in Metairie, Louisiana at this year's Annual Meeting.

                                          Sincerely,

                                          /s/ BARTHOLOMEW F. PALMISANO, SR.
                                          Bartholomew F. Palmisano, Sr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                   IMPORTANT:

PLEASE VOTE YOUR PROXY BY: (i) THE INTERNET, (ii) TOUCH-TONE TELEPHONE OR (iii)
             COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD
           AND RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                   [OCA LOGO]

                           3850 N. CAUSEWAY BOULEVARD
                                   SUITE 800
                           METAIRIE, LOUISIANA 70002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2002

To the Stockholders of
Orthodontic Centers of America, Inc.:

     The Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") will be held on May 17, 2002, at 10:00 a.m. (Central Time) at the Doubletree Hotel Lakeside, 3838 N. Causeway Boulevard, Metairie, Louisiana for the following purposes:

          (1) To elect three nominees as Class II directors;

          (2) To approve an amendment and restatement of the Company's 1994 Incentive Stock Plan;

          (3) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2002; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ Bartholomew F. Palmisano, Jr.

                                          Bartholomew F. Palmisano, Jr.
                                          Corporate Secretary

Metairie, Louisiana
April 15, 2002

                                   IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY THE INTERNET, BY TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED RETURN ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                   [OCA LOGO]
                           3850 N. CAUSEWAY BOULEVARD
                                   SUITE 800
                           METAIRIE, LOUISIANA 70002

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Orthodontic Centers of America, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Doubletree Hotel Lakeside, 3838 N. Causeway Boulevard, Metairie, Louisiana, on May 17, 2002 at 10:00 a.m. (Central Time) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to stockholders of the Company on or about April 15, 2002.

     If the enclosed proxy card is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (1) FOR the election as Class II directors of the nominees listed on the proxy card and described in this Proxy Statement, (2) FOR approval of the amendment and restatement of the Company's 1994 Incentive Stock Plan, (3) FOR ratification of the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2002, and (4) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy card were selected by the Board of Directors.

     Stockholders are encouraged to vote their proxies by (i) the Internet, (ii) touch-tone telephone or (iii) completing, signing, dating and returning the enclosed proxy card, but NOT by more than one method. If you do vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Pursuant to the Delaware General Corporation Law and the Company's governing documents, a proxy voted by the Internet or by touch-tone telephone has the same validity as one voted by mail. To vote by the Internet or by touch-tone telephone, you need to follow the instructions on the enclosed proxy card.

     Stockholders who sign proxies have the right to revoke them at any time before they are voted by providing written notice to the Corporate Secretary of the Company or delivering a valid, later dated proxy. The giving of the proxy will not affect the right of any stockholder to attend the Annual Meeting and vote in person.

     The close of business on March 22, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 22, 2002, the Company had authorized 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which about 51,540,000 shares were outstanding and entitled to vote. The Common Stock is the Company's only class of voting stock with shares outstanding.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

INTRODUCTION

     In accordance with the Restated Certificate of Incorporation and Bylaws of the Company, the Board of Directors has divided the current Board of Directors into three classes, with each class consisting of three directors. One class of directors is elected each year for a term of three years. A director of the Company is elected by the affirmative vote of a plurality of the votes present or represented at the Annual Meeting and entitled to vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, each stockholder may cast one vote per share for each nominee.

     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees listed below. Should a nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS II NOMINEES

     The term of each of the Company's current Class II directors, Ashton J. Ryan, Jr., W. Dennis Summers and Edward J. Walters, Jr., expires at the Annual Meeting. The Board of Directors has nominated Mr. Ryan, Mr. Summers and Mr. Walters for election at the Annual Meeting as Class II directors to serve until the Company's Annual Meeting of Stockholders in 2005 and until their respective successors have been elected and qualified. Mr. Ryan, Mr. Summers and Mr. Walters have each consented to be a candidate and to serve as a director of the Company, if elected.

     The following table shows the names, ages and principal occupations of each of the Class II nominees and the year in which each was first elected to the Board of Directors. The Board of Directors unanimously recommends that stockholders vote FOR election of the following nominees as Class II directors of the Company:

NAME                               AGE         PRINCIPAL OCCUPATION         DIRECTOR SINCE
----                               ---         --------------------         --------------
CLASS II -- TERM EXPIRING IN 2005
Ashton J. Ryan, Jr. .............  54    President and Chief Executive           1996
                                         Officer, FirsTrust Corp. and
                                         First Bank and Trust, New
                                         Orleans, Louisiana
                                         (1998-Present); Senior Executive
                                         Vice President, First Commerce
                                         Corporation, New Orleans,
                                         Louisiana (1995-1998)
W. Dennis Summers................  53    Attorney, McGuireWoods LLP,             2001
                                         Atlanta, Georgia (1999-2000;
                                         2001-Present); President,
                                         OrthAlliance, Inc.
                                         (2000-Present); Chairman,
                                         OrthAlliance, Inc. (1999-2001);
                                         Interim Chief Executive Officer,
                                         OrthAlliance, Inc. (2000-2001);
                                         Attorney, Roberts, Isof &
                                         Summers, P.C. (1997-1999)
Edward J. Walters, Jr. ..........  55    Attorney, Moore, Walters,               1994
                                         Thompson, Hoover, Thomas,
                                         Papillion & Cullens, A
                                         Professional Corporation, Baton
                                         Rouge, Louisiana (1976-Present)

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

NAME                                    AGE      PRINCIPAL OCCUPATION     DIRECTOR SINCE
----                                    ----     --------------------     --------------
CLASS III -- TERM EXPIRING IN 2003
Bartholomew F. Palmisano, Sr. ........   55    Chairman of the Board of   1994
                                               the Company
                                               (2001-Present); Chief
                                               Executive Officer of the
                                               Company (2000-Present);
                                               President of the Company
                                               (1999-Present); Co-Chief
                                               Executive Officer of the
                                               Company (1998-2000);
                                               Chief Financial Officer,
                                               Senior Vice President and
                                               Secretary of the Company
                                               (1994-1998)
Hector M. Bush, D.M.D.................   37    Orthodontist, Macon and    2001
                                               Atlanta, Georgia
                                               (1994-Present)
Jack P. Devereux, Jr., D.D.S., M.S....   44    Orthodontist, Slidell,     2001
                                               Louisiana (1985-Present)
CLASS I -- TERM EXPIRING IN 2004
Dennis J. L. Buchman, D.M.D., M.S.....   49    Senior Vice President of   2001
                                               the Company
                                               (2001-Present); Doctor
                                               Liaison of the Company
                                               (2000-2001);
                                               Orthodontist,
                                               Jacksonville, Florida
                                               (1979-2000)
John J. Sheridan, D.D.S., M.S.D.......   70    Professor Emeritus of      2001
                                               Orthodontics, Louisiana
                                               State University (1996-
                                               Present)
David W. Vignes.......................   42    Partner, Vignes &          2001
                                               Macaluso, CPAs, Metairie,
                                               Louisiana (1997-Present)

     Except as indicated above, the nominees and continuing directors have had the principal occupations indicated for more than five years.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                   VOTE "FOR" EACH OF THE CLASS II NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 2001, the Board of Directors held four regularly scheduled meetings and three special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees on which such director served during the period for which he was a director and/or served on the committee.

     The Board of Directors has established the following standing committees:

     The Executive Committee is authorized to act on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board of Directors. The Executive Committee is currently comprised of Mr. Palmisano, Dr. Buchman, Dr. Bush and Dr. Devereux. The Executive Committee held four meetings during 2001.

     The Audit Committee selects and engages on behalf of the Company, subject to the appointment by the Board of Directors and the ratification of the appointment by the stockholders, and fixes the compensation of, a firm of independent certified public accountants whose duty it is to audit the books and accounts of the

Company and its subsidiaries for the fiscal year in which they are appointed, and who also report to the Audit Committee. The Audit Committee confers with the auditors and determines the scope of the auditing of the books and accounts of the Company and its subsidiaries. The Audit Committee is currently comprised of Messrs. Ryan, Walters and Vignes. The Audit Committee held four meetings during 2001.

     The Compensation Committee establishes a general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and in salaries paid to the Company's executive officers and senior employees. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee is currently comprised of Mr. Walters, Dr. Sheridan and Mr. Vignes. The Compensation Committee held one meeting during 2001.

     The Board of Directors currently has no standing nominating committee.

COMPENSATION OF DIRECTORS

     Directors of the Company are paid compensation of $6,250 per quarter. All directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings.

     The Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") provides that directors who are not employees of the Company will automatically receive options to purchase 2,400 shares of Common Stock on the first trading date of each year at an exercise price equal to the market price of the Common Stock on the date of grant. The options became exercisable as to 25% of the shares beginning 24 months after the date of grant, and as to an additional 25% of the shares in each of the following three 12-month periods. The options terminate, unless earlier exercised, ten years after the date of grant. In addition, the options terminate if not exercised within 90 days after the director ceases to be a member of the Board of Directors unless the director dies, becomes disabled, retires or is terminated other than for cause. At March 22, 2002, options to purchase an aggregate of 52,735 shares of Common Stock were outstanding under the Director Plan, of which 21,600 were exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed, and the Company is required to report in this Proxy Statement any failure to file reports as required for 2001.

     Based solely upon its review of the copies of reports furnished to the Company and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company believes that all Section 16(a) reporting and filing requirements relating to ownership of the Common Stock were complied with for 2001.

                                  PROPOSAL 2:

      AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1994 INCENTIVE STOCK PLAN

     The Board of Directors has adopted an amendment and restatement of the Company's 1994 Incentive Stock Plan (the "Plan"). As further described below, the primary purposes of this amendment and restatement are to conform the Plan to recent changes in federal securities and tax laws. The amendment does not increase the number of shares authorized for issuance under the Plan. A summary of the amendment and restatement follows. This summary is qualified in its entirety by reference to the full text of the amended and restated Plan, which is attached to this Proxy Statement as Appendix A.

     A total of 3,400,000 shares of Common Stock had been reserved for issuance under the Plan, of which approximately 2,950,000 shares were either subject to outstanding awards under the Plan or had already been issued pursuant to the Plan. The Plan permits awards of (i) incentive stock options ("ISOs") described in Section 422 of the Internal Revenue Code (the "Code"), (ii) non-qualified stock options which are not qualified under the Code ("NQSOs"), and (iii) shares of Common Stock that are subject to restrictions on transfer and/or risk of forfeiture. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") and was designed to comply with Rule 16b-3 under the Exchange Act.

DESCRIPTION OF AMENDMENTS TO THE PLAN

     The material terms of the changes effected by the amendment and restatement of the Plan are as follows:

     Limit on Individual Awards. As amended, the Plan provides that no employee of the Company or its subsidiaries may receive awards under the Plan with respect to more than 500,000 shares of Common Stock during any calendar year. The Plan contained no limits on individual awards prior to the amendment. This modification relates to Section 162(m) of the Code, which limits the ability of the Company to deduct compensation expenses on payments to certain executive officers. This limit does not apply to stock options that qualify as "performance-based compensation" under Section 162(m). The annual share limit is included in the Plan so that compensation realized upon exercise of awards will qualify as performance-based compensation.

     Stockholder Approval Requirements. Under the Plan as amended, stockholder approval is required for amendments that (i) increase the number of shares available under the Plan, (ii) increase the number of shares subject to an award that may be granted to any person during any one year, (iii) increase the period during which ISOs may be granted or exercised, or (iv) change the class of employees eligible to receive ISOs. Prior to the amendment, stockholder approval was also required for amendments that could materially increase benefits accruing under awards to officers of the Company. In many situations, the broad definition of "material" would necessitate approval for amendments that are purely administrative. The Board of Directors believes that the cost and time required to obtain stockholder approval so frequently far outweighs any value stockholders may derive from reviewing such amendments. The current restrictions preserve stockholder rights to review amendments on matters that are considered to be of most significance to stockholders. These changes are possible because Rule 16b-3 has been revised to eliminate stockholder approval as a requirement. The stockholder approval provisions in the amended Plan reflect the requirements of the Code and the listing requirements of the New York Stock Exchange.

     Ability to Transfer Awards. Prior to amendment of the Plan, a participant could not transfer during his or her lifetime any award granted under the Plan. The amended Plan permits the transfer of awards in limited circumstances. Under the amended Plan, an NQSO and a share of restricted stock may be transferred if the transfer is authorized in the applicable option or restricted stock agreement or if it is approved by the Compensation Committee, and an ISO may be transferred if the transfer is approved by the Compensation Committee and the participant and the Compensation Committee intend that the ISO will not retain its status as an incentive stock option. The ability to permit the transfer of awards is possible due to recent amendments to Rule 16b-3. The Board of Directors believes that this change will give participants in the Plan greater flexibility in their financial, estate and tax planning, while allowing the Company to maintain control over the ability to transfer awards.

     Vesting Upon a Change in Control. In the amended Plan, awards become fully vested and exercisable for the term of the award if the Company experiences a "change in control," as defined in the Plan. Prior to the amendment of the Plan, awards would become fully exercisable upon a change in control, but only for a period of 30 days. This vesting feature is also modified in the amended Plan so that awards will be only partially vested in situations in which an individual would realize less net income under the award after payment of "golden parachute" excise taxes under Section 4999 of the Code. Without this modification, individuals who become liable for excise taxes under Section 4999 on the occurrence of a change in corporate control may realize less net after-tax income and the Company would lose the ability to deduct these payments from its income pursuant to Section 280G of the Code. This change is primarily a matter of tax planning and is necessary to minimize the potentially negative tax impact on both the Company and the individual in the event that the Company undergoes a change in control. The amended Plan also amends the definition of a "change in control" to include shareholder approval of dissolution of the Company and a change in a majority of the incumbent Board members during a two year period (other than due to death, disability or resignation), and to provide that a change of control would occur upon a merger or similar transaction in which the Company does not survive or becomes a subsidiary of another company, or sells all or substantially all of its assets, rather than upon shareholder approval of such a transaction, as previously provided in the Plan.

     Termination of Plan. Prior to the amendment, the Plan could be terminated by the Board of Directors, and would automatically terminate in 2004. The amended Plan has no set termination date except that the 3,400,000 shares originally available for awards under the Plan could not be used for purposes of granting ISOs after 2004, the tenth anniversary of the original adoption of the Plan. Otherwise, the Plan will continue until the Board of Directors terminates it. This ten-year limitation is necessitated by Section 422 of the Code so that options granted under the Plan can qualify as ISOs. However, this Code provision does not require termination of the Plan. The prior practice of terminating an option plan and establishing a new plan every ten years created significant administrative complexities and did not protect any significant stockholder interest. Therefore, the Company believes that this change is an important enhancement to the administration of the Plan.

GENERAL DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     The purpose of the Plan is to provide a performance incentive to employees and others who perform services that enhance the value of the Company. The Compensation Committee is authorized to administer the Plan and to grant awards to Company employees and to certain others who provide significant services to the Company. The Plan provides for the award of ISOs, NQSOs and restricted stock. ISOs may be granted only to employees of the Company and its subsidiaries. As of December 31, 2001, the Company and its subsidiaries had approximately 3,500 employees. The Plan will continue indefinitely until terminated by the Board of Directors.

     The Compensation Committee determines which individuals are to receive awards under the Plan, the type of award to be granted (i.e., ISOs, NQSOs or restricted stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. ISOs must expire on the earlier to occur of ten years from the date the ISOs were granted, or three months after termination of employment (one year in the case of death or disability). Additional limitations apply to ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock. These and other terms are generally set forth in a written agreement between the Company and the individual receiving the award.

     The Company currently has options outstanding to purchase approximately 2,120,000 shares of Common Stock under the Plan. No restricted stock has been awarded under the Plan. Based upon the closing sale price of the Common Stock reported on the New York Stock Exchange on April 9, 2002, the aggregate market value of the approximately 2,120,000 shares of Common Stock currently underlying outstanding options granted pursuant to the Plan was approximately $60.9 million.

     Once an option has become exercisable, the individual may purchase shares of Common Stock from the Company by paying the exercise price in cash or in other consideration, including shares of Common Stock, acceptable to the Compensation Committee. Subject to limitations on "golden parachute" payments described in Sections 280G and 4999 of the Code, awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of the Company is changed.

     The amount of any award under the Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant. The table below provides information for 2001 regarding the dollar value and the number of shares of Common Stock underlying awards granted under the Plan during 2001:

                       1994 INCENTIVE STOCK PLAN BENEFITS

                                                                                NUMBER OF
                                                    DOLLAR VALUE OF SHARES        SHARES
                                                       UNDERLYING STOCK      UNDERLYING STOCK
NAME AND POSITION                                       OPTIONS(1)(2)           OPTIONS(1)
-----------------                                   ----------------------   ----------------
Bartholomew F. Palmisano, Sr., Chairman of the
  Board, President and Chief Executive Officer....        $  464,166              92,648
Bartholomew F. Palmisano, Jr., Chief Operating
  Officer.........................................            93,647              18,692
John C. Glover, Chief Financial Officer...........            93,647              18,692
Michael C. Johnsen, Former Chief Operating
  Officer.........................................                --                  --
Executive Officer Group (3 persons)...............           651,460             130,032
Non-Executive Director Group (8 persons)..........                --                  --
Non-Executive Officer Employee Group (71
  persons)........................................            87,536              54,986

---------------

(1) Based upon the number of shares of Common Stock subject to options granted under the Plan during 2001 to the relevant person or group.

(2) Based upon the closing sale price of the Company's Common Stock of $28.74 per share as reported on the New York Stock Exchange on April 9, 2002, less the exercise price of the options. The actual value of these options, if any, will depend on the market price of the Common Stock on the date or dates, if any, on which these options are exercised.

  FEDERAL INCOME TAX CONSEQUENCES

     Tax consequences to the Company and to individuals receiving awards under the Plan will vary with the type of award. Generally, a participant will not recognize income upon the grant of an ISO, an NQSO or restricted stock under the Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the Common Stock acquired thereby for at least two years after the date of grant and one year after exercise. The exercise of an ISO does, however, give rise to an adjustment under the alternative minimum tax rules. Any gain or loss on the sale of the Common Stock after these statutory holding periods would be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least five years after the date of exercise.

     An individual who disposes of the Common Stock before these statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

     Upon exercise of a NQSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid. For restricted stock, an individual will recognize ordinary income on the fair market value of the Common Stock at the time shares become vested, unless the individual makes an election under Section 83(b) of the Code to be taxed at the time of grant. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an NQSO or restricted stock. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the NQSO is exercised or the restricted stock becomes vested (or transferred, if an election under Section 83(b) is made).

     Generally, the Company is not entitled to a tax deduction upon the grant of an option, the exercise of an ISO, or the granting of restricted stock under the Plan. The Company is entitled to take a tax deduction upon the exercise of a NQSO, the disqualifying disposition of an ISO, the vesting of restricted stock, or upon the transfer of restricted stock if the individual makes an election under Section 83(b). The deduction is generally for the amount of ordinary income recognized by the individual.

REQUIRED VOTE

     Approval of the amendment and restatement of the Plan requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
              VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT
                  OF THE COMPANY'S 1994 INCENTIVE STOCK PLAN.

                                  PROPOSAL 3:

                             SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2002, subject to the approval of the stockholders. This firm has served as the independent auditors of the Company since the Company's incorporation in 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The Company has been billed the following fees for services rendered by Ernst & Young LLP for the year ended December 31, 2001:

Audit Fees..................................................  $200,000
Financial Information Systems Design and Implementation
  Fees......................................................     --
All Other Fees (including fees related to registration
  statements, SEC reports, the Company's change in revenue
  recognition policy and the audit of the Company's
  retirement plan)..........................................  $449,281

     The Audit Committee has considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

     The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting is needed to ratify the appointment of Ernst & Young LLP as auditors of the Company and its subsidiaries for 2002. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
                   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of shares of Common Stock at April 9, 2002 by each of the Company's directors and Named Executive Officers (as defined below) and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                    NUMBER OF SHARES      PERCENTAGE OF SHARES
BENEFICIAL OWNER                                  BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
----------------                                  ---------------------   ---------------------
Bartholomew F. Palmisano, Sr.(2)................        3,638,923                7.1%
Bartholomew F. Palmisano, Jr.(3)................          757,550                1.4
John C. Glover..................................              750                 *
Dennis J. L. Buchman, D.M.D., M.S.(4)...........          207,376                 *
Hector M. Bush, D.M.D.(5).......................            2,331                 *
Jack P. Devereux, Jr., D.D.S., M.S. ............           15,859                 *
Ashton J. Ryan, Jr.(6)..........................            7,400                 *
John J. Sheridan, D.D.S., M.S.D.(7).............              837                 *
W. Dennis Summers(8)............................           15,203                 *
David W. Vignes(9)..............................           10,120                 *
Edward J. Walters, Jr.(10)......................           17,600                 *
Michael C. Johnsen..............................               --                 --
All Named Executive Officers and directors as a
  group (12 persons)............................        3,966,933                7.7

---------------

 *  Less than 1%.

 (1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person which are currently exercisable or which will become exercisable within 60 days following April 9, 2002, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

 (2) Includes options currently exercisable to purchase 812,469 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in trusts, of which Bartholomew F. Palmisano, Jr. is co-trustee, for the benefit of each of Mr. Palmisano's children. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Jr. Mr. Palmisano disclaims beneficial ownership of such shares.

 (3) Includes options currently exercisable to purchase 50,534 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held by Mr. Palmisano as co-trustee of trusts for the benefit of Mr. Palmisano and his siblings. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Sr. Mr. Palmisano disclaims beneficial ownership of such shares.

 (4) Includes options currently exercisable to purchase 156,647 shares of Common Stock.

 (5) Includes options currently exercisable to purchase 2,331 shares of Common Stock.

 (6) Includes options currently exercisable to purchase 6,000 shares of Common Stock.

 (7) Includes options currently exercisable to purchase 837 shares of Common Stock.

 (8) Includes options currently exercisable to purchase 15,203 shares of Common Stock.

 (9) Of the shares deemed beneficially owned by Mr. Vignes, an aggregate of 3,520 shares are owned by a partnership in which Mr. Vignes owns a 20% interest.

(10) Includes options currently exercisable to purchase 15,600 shares of Common Stock. Of the shares deemed beneficially owned by Mr. Walters, 2,000 shares are held in trusts of which Mr. Walters is the trustee. Mr. Walters disclaims beneficial ownership of such shares.

     The following table sets forth information with respect to ownership of shares of Common Stock at April 9, 2002, by each person not listed in the table above that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                    NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(1)
------------------------------------              ---------------------   ---------------------
Merrill Lynch & Co., Inc. ......................        2,511,400(2)               4.9%
  (on behalf of Merrill Lynch Investment
  Managers)
  World Financial Center, North Tower,
  250 Vesey Street
  New York, NY 10381
T. Rowe Price Associates, Inc. .................        3,033,700(3)(4)            5.9
  100 East Pratt Street,
  Baltimore, MD 21202
T. Rowe Price New Horizons Fund, Inc. ..........        2,500,000                  4.9
  100 East Pratt Street,
  Baltimore, MD 21202
Thomas W. Smith.................................        3,120,820(5)               6.1
  323 Railroad Avenue,
  Greenwich, CT 06830
Thomas N. Tryfores..............................        2,506,200(5)               4.9
  323 Railroad Avenue
  Greenwich, CT 06830
Wasatch Advisors, Inc. .........................        5,630,821                 10.9
  150 Social Hall Avenue
  Salt Lake City, UT 84111

---------------

(1) As disclosed in Schedule 13G or an amendment thereto filed with the SEC.

(2) Voting power is shared with respect to all of the 2,511,400 shares.

(3) T. Rowe Price Associates, Inc. ("T. Rowe Price Associates") has advised the Company that the shares of Common Stock reflected in the table above are owned by various individuals and institutional investors which T. Rowe Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates has advised the Company that T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates has expressly disclaimed that it is, in fact, the beneficial owner of such securities.

(4) Includes 187,200 shares with respect to which T. Rowe Price Associates has sole voting power.

(5) Thomas W. Smith and Thomas N. Tryfores share voting power and depositive power with respect to 2,506,200 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table reflects the compensation of Bartholomew F. Palmisano, Sr., the Company's Chairman of the Board, President and Chief Executive Officer, Bartholomew F. Palmisano, Jr. and John C. Glover, each of whom is an executive officer of the Company whose total annual compensation during 2001 exceeded $100,000, and Michael C. Johnsen, a former executive officer of the Company whose total annual compensation during 2001 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          SUMMARY ANNUAL COMPENSATION

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                     ANNUAL COMPENSATION          ------------
                                              ---------------------------------    SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
---------------------------            ----   --------   -------   ------------   ------------   ------------
Bartholomew F. Palmisano, Sr. .......  2001   $210,573     --        $20,250         92,648        $14,000(1)
  Chairman of the Board,               2000    150,000     --          --             --            14,000(1)
  President and Chief Executive        1999    150,000     --          --           204,507         14,000(1)
  Officer
Bartholomew F. Palmisano, Jr. .......  2001   $176,746     --          --            18,692        $   600(2)
  Chief Operating Officer              2000    116,000     --          --             --               600(2)
                                       1999    105,000     --          --            15,000            600(2)
John C. Glover.......................  2001   $135,962   $45,000       --            18,692            --
  Chief Financial Officer              2000    109,231    40,000       --            52,648            --
                                       1999     88,270    25,000       --            13,000            --
Michael C. Johnsen...................  2001   $366,920     --        $11,250          --           $   600(2)
  Former Chief Operating Officer       2000    275,000     --          --            50,000            600(2)
                                       1999    200,000     --         15,000          --               600(2)

---------------

(1) Represents fees received for serving on the Board of Directors and the Executive Committee of the Board of Directors.

(2) Represents contributions by the Company under the Company's 401(k) retirement plan.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth certain information concerning stock options exercised by, and granted to, the Named Executive Officers in 2001. The Company granted no stock appreciation rights in 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE
                        NUMBER OF      PERCENT OF                                 AT ASSUMED ANNUAL RATES OF
                        SECURITIES   TOTAL OPTIONS                               STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO     EXERCISE OR                       OPTION TERM(2)
                         OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------------
NAME                     GRANTED     FISCAL YEAR(1)    PER SHARE       DATE           5%             10%
----                    ----------   --------------   -----------   ----------   -------------  -------------
Bartholomew F.                                                                    $1,382,648     $3,503,902
  Palmisano, Sr.......    92,648           50%          $23.73       2/14/11
Bartholomew F.                                                                       278,953        706,922
  Palmisano, Jr.......    18,692           10%           23.73       2/14/11
John C. Glover........    18,692           10%           23.73       2/14/11         278,953        706,922
Michael C. Johnsen....     --              --             --           --              --             --

---------------

(1) Based on the grant of options to purchase a total of 185,018 shares of Common Stock.

(2) Represents hypothetical gains that could be achieved with respect to the grants of options if the options were to be exercised at the end of the option term, based upon assumed rates of appreciation in the market price of Common Stock of 5% and 10%, compounded annually from the date of grant to the expiration date. Actual gains, if any, could vary and will depend upon the actual date or dates, if any, on which the options are exercised and the actual rates of appreciation, if any, in the price of Common Stock.

STOCK OPTIONS EXERCISED AND YEAR-END VALUES

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 2001 and with respect to unexercised options at December 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END(1)
                       ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                    EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------   -----------   -------------   -----------   -------------
Bartholomew F.
  Palmisano, Sr. ....       --          --        812,469        152,648      $13,746,635    $17,114,727
Bartholomew F.
  Palmisano, Jr. ....       --          --         50,534         76,557        1,217,261        912,131
John C. Glover.......     7,000      $106,784      --             71,541          --           1,098,921
Michael C. Johnsen...       --          --        124,800        319,164        2,526,253      4,266,216

---------------

(1) Based on the closing price per share of the Common Stock of $30.50 on December 31, 2001, as reported on the New York Stock Exchange, less the exercise price of the options.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Bartholomew F. Palmisano, Sr. effective as of November 21, 1994. Such employment agreement provides for a term of three years, which is automatically extended each year for an additional year. Mr. Palmisano has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter. Under his employment agreement, Mr. Palmisano is to receive an annual base salary of at least $150,000, subject to cost of living adjustments and annual increases in the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in the Company's stock option plans and other benefit programs generally available to executive officers of the Company. In addition, Mr. Palmisano is entitled to receive an annual bonus in the discretion of the Compensation Committee.

     If the Company terminates the employment of Mr. Palmisano without "cause," as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for a period of three years (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than two times their respective annual base salary.

     If Mr. Palmisano terminates his employment upon a "change of control" of the Company, as defined in his employment agreement, Mr. Palmisano is to receive any accrued salary, earned bonus and vested deferred compensation, and any stock options granted to him by the Company would immediately vest. In addition, he is to receive continued payment of his annual base salary for the remainder of the term of his employment agreement (reduced by the amount of any compensation he receives during that time through other employment) and an amount equal to two times the average annual bonus paid to him during the two years prior to such termination. Mr. Palmisano may elect to receive a lump sum amount equal to the present value of such severance payments, but not less than three times his annual base salary. Severance payments to Mr. Palmisano upon a change of control may not, however, exceed the maximum amount which the Company may deduct for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during 2001 were Edward J. Walters, Jr. and A. Gordon Tunstall. Mr. Tunstall resigned from the Board of Directors in September 2001. There is no interlock with respect to Mr. Walters.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report is submitted by the Compensation Committee of the Board of Directors pursuant to rules established by the SEC and provides certain information regarding compensation of the Company's executive officers. The Compensation Committee is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee approves increases in directors' fees and salaries of the Company's executive officers. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to complement the Company's business objectives by motivating and retaining quality members of senior management, by aligning management's interests with those of the Company's stockholders and by linking total compensation to the performance of the Company. The Company's executive compensation policies generally consist of equity-based long-term incentives, short-term incentives and competitive base salaries. The Compensation Committee will continue to monitor the performance of the Company and its executive officers in reassessing executive compensation.

     During 2001, the Company retained the services of an independent consultant to assist the Company in developing a comprehensive executive compensation policy and to provide recommendations to the Compensation Committee on compensation of the Company's executive officers. The consultant conducted a review of the Company's executive compensation and presented a report to the Compensation Committee assessing the effectiveness of the Company's executive compensation policies and providing a comparison of base salaries and long term incentives paid to executive officers of 11 other publicly-traded companies in the healthcare industry. The consultant generally recommended that the Company adjust the base salaries of its executive officers to reflect competitive market practices, tie annual incentive amounts to certain performance criteria and establish long term incentives that align financial interests of the executives with increases in value to the Company's stockholders.

BASE SALARY

     The Compensation Committee reviews the base salaries of the Company's executive officers on an annual basis. Base salaries are determined based upon a subjective assessment of the nature and responsibilities of the position involved, the performance of the particular officer and of the Company, the officer's experience and tenure with the Company and base salaries paid to persons in similar positions with companies comparable to the Company. The base salary paid to Bartholomew F. Palmisano, Sr. is subject to the terms of his employment agreement with the Company. Based on a subjective evaluation of his respective performance and increased responsibilities and the Company's performance, Bartholomew F. Palmisano, Sr.'s base salary was increased to $230,000 per year during 2001 from $150,000 per year, Bartholomew F. Palmisano, Jr.'s base salary was increased to $200,000 per year during 2001 from $116,000 per year, and John C. Glover's base salary was increased to $200,000 per year during 2001 from $110,000 per year.

ANNUAL BONUS

     The Compensation Committee may also authorize annual cash bonuses to reward executive officers for individual and Company achievements. The employment agreement with Bartholomew F. Palmisano, Sr. provides for annual bonuses in the discretion of the Compensation Committee. The Company granted a cash bonus of $45,000 to John C. Glover for 2001. Bartholomew F. Palmisano, Sr., Bartholomew
F. Palmisano, Jr. and Michael C. Johnsen did not receive a bonus for 2001.

LONG-TERM INCENTIVES

     The Company's long-term compensation strategy is focused on the grant of stock options under the Company's 1994 Incentive Stock Plan, which the Compensation Committee believes rewards executive officers for their efforts in improving long-term performance of the Common Stock and creating value for the Company's stockholders and aligns the financial interests of management with those of the Company's stockholders.

     During 2001, Bartholomew F. Palmisano, Sr., Bartholomew F. Palmisano, Jr. and John C. Glover were granted options to purchase 92,648, 18,692 and 18,692 shares of Common Stock, respectively, under the 1994 Incentive Stock Plan.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction by a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee considers the deductibility of compensation under Section 162(m) when structuring the compensation of the Company's executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2001

     The compensation during 2001 of Bartholomew F. Palmisano, Sr., who served as Chairman of the Board from June 2001 and as President and Chief Executive Officer for all of 2001, was subject to the terms of his employment agreement with the Company. Mr. Palmisano's base salary was increased to $230,000 per year during 2001, which reflected an increase of $80,000 from his prior base salary of $150,000 per year. During 2001, Mr. Palmisano was granted options to purchase 92,648 shares of Common Stock under the 1994 Incentive Stock Plan. During 2001, Mr. Palmisano did not receive a cash bonus.

                                          COMPENSATION COMMITTEE

                                          Edward J. Walters, Jr., Chairman
                                          John J. Sheridan, D.D.S., M.S.D.
                                          David W. Vignes

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company consists of three directors, each of whom is "independent" as defined by the listing standards of the New York Stock Exchange.

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company's Board of Directors, which was attached as Appendix A to the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders. In fulfilling its responsibilities, the Audit Committee:

     - Reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001;

     - Discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed under Statement on Auditing Standards No. 61; and

     - Received the written disclosures and the letter from Ernst & Young LLP regarding Ernst & Young LLP's independence as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young LLP their independence.

     Based on the Audit Committee's review of the Company's audited financial statements for the year ended December 31, 2001 and its discussions with management and Ernst & Young LLP as described above and in reliance thereon, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Ashton J. Ryan, Jr., Chairman
                                          David W. Vignes
                                          Edward J. Walters, Jr.

                         COMPARATIVE PERFORMANCE GRAPH

     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total stockholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group index. Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of (i) the S&P 500 Index, as the broad equity market index, (ii) the Media General Financial Services Specialized Health Services Index ("Specialized Health Services Index"), and (iii) a self-determined peer group consisting of ten publicly traded healthcare services companies selected by the Company for use in the line graph ("Peer Group Index"). The line graph assumes the investment of $100 on December 31, 1996 and the reinvestment of all dividends. As permitted by SEC regulations, the Company established the Peer Group Index as a self-constructed peer group index, originally consisting of a number of companies in the healthcare practice management industry. However, over time, several of the companies originally included in the Peer Group Index ceased to be publicly traded and/or effectively ceased to conduct operations. Accordingly, the Company is discontinuing the use of the Peer Group Index in future years, and expects to rely on the Specialized Health Services Index for comparison for the foreseeable future.

     The Peer Group Index includes Castle Dental Centers, Inc., Coast Dental Services, Inc., Innovative Clinical Solutions, Ltd., PhyAmerica Physician Group, Inc., Health Grades, Inc., Integra, Inc., Monarch Dental Corp., Pediatrix Medical Group, Inc., PhyCor, Inc., and US Oncology, Inc. ProMedCo Management Company was included in the Peer Group Index last year, but has been omitted from the Peer Group Index this year because it is in bankruptcy proceedings and no longer publicly traded. OrthAlliance, Inc. was included in the Peer Group Index last year, but it has been omitted from the Peer Group Index this year because it became a wholly-owned subsidiary of the Company in November 2001 and is no longer publicly traded.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       12/1996   12/1997   12/1998   12/1999   12/2000   12/2001
--------------------------------------------------------------------------------
 Orthodontic Centers
  of America, Inc.     100.00    103.91    121.48     74.61    195.31    190.63
 Peer Group Index      100.00    109.81     72.42     17.22     23.53     30.82
 S&P 500 Index         100.00    133.36    171.47    207.56    188.66    166.24
 Specialized Health
  Services             100.00    124.52     86.37     47.34     93.54    100.91


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Company's 1997 Key Employee Stock Purchase Plan (the "Key Employee Plan"), the Company financed the purchase price for each employee who purchased shares of Common Stock pursuant to the Key Employee Plan. Among those employees participating in the Key Employee Plan was Bartholomew F. Palmisano, Jr., the Chief Operating Officer of the Company. The loan to Mr. Palmisano is evidenced by a promissory note, is a full recourse obligation of Mr. Palmisano secured by all of the shares of Common Stock that he acquired in connection with the loan, and bears interest at 6.01% per annum. Mr. Palmisano purchased 15,211 shares of Common Stock under the Key Employee Plan for a total purchase price of $269,996. The outstanding principal and accrued interest under this loan is payable, in one lump-sum payment, on the earlier of November 3, 2002 or termination of Mr. Palmisano's employment with the Company. If Mr. Palmisano sells or transfers any of the shares of Common Stock purchased under the Key Employee Plan prior to that date, a proportionate amount of the loans and accrued interest will become due and payable. If Mr. Palmisano holds the shares of Common Stock purchased under the Key Employee Plan for three to five years, he will be entitled to 100% of any gains from a sale of the shares, and the Company will reduce the balance amount of its loan to Mr. Palmisano by 50% of the losses from such a sale or transfer. At December 31, 2001, the principal amount and accrued interest outstanding under such loan to Mr. Palmisano totaled $337,437.

     In October 1999, Bartholomew F. Palmisano, Sr., Chairman of the Board, President and Chief Executive Officer of the Company, assumed 50% of the indebtedness owed to the Company by a former employee under the Key Employee Plan, in exchange for the transfer of 50% of the shares of Common Stock that had been acquired by the former employee under the Key Employee Plan. This indebtedness bears interest at 6.01% per annum. The outstanding principal amount of the indebtedness owed by Mr. Palmisano with respect to the Key Employee Plan and accrued interest thereon totaled $624,893 at December 31, 2001, and has now been paid in full.

     Dr. Jack P. Devereux, Jr., a director of the Company, and his wholly-owned professional corporation are parties to a service agreement, dated as of October 1, 1996, with Orthodontic Centers of Louisiana, Inc., a subsidiary of the Company, pursuant to which the Company's subsidiary provides Dr. Devereux and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on October 1, 2036. The Company's subsidiary was paid a total of approximately $452,000 in service fees in 2001 under this service agreement.

     Dr. Hector M. Bush, a director of the Company, and his wholly-owned professional corporation are parties to a service agreement, dated as of September 1, 1994, with Orthodontic Centers of Georgia, Inc., a subsidiary of the Company, pursuant to which the Company's subsidiary provides Dr. Bush and his professional corporation with a comprehensive range of business services in exchange for a monthly service fee. The term of the service agreement expires on September 1, 2014. The Company's subsidiary was paid a total of approximately $677,000 in service fees in 2001 under this service agreement.

     McGuireWoods LLP, a law firm of which W. Dennis Summers, a director of the Company, is a partner, provided certain legal services to OrthAlliance during 2001. The firm may provide additional legal services to the Company in the future.

     Dr. John J. Sheridan, a director of the Company, provided certain consulting services to the Company during 2001, for which the Company paid approximately $75,000, and may provide additional consulting services to the Company in the future.

     John C. Glover, the Chief Financial Officer of the Company, borrowed $160,000 on a short-term and interest-free basis from the Company in September 2001, in connection with his relocation from the Company's former executive offices in Ponte Vedra Beach, Florida, to the Company's executive offices in Metairie, Louisiana. At December 31, 2001, the total amount of this indebtedness remained outstanding.

                              GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2003 annual meeting of stockholders must be received by the Company at its executive offices at 3850
N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002 not later than December 16, 2002 in order to be included in the Company's proxy statement and proxy for the 2003 annual meeting.

DISCRETIONARY AUTHORITY

     As to any proposal(s) that a stockholder intends to present for consideration by stockholders at the Company's 2003 annual meeting of stockholders other than by including the proposal(s) in the Company's proxy statement, the individuals named as proxies on the proxy card for the 2003 annual meeting may exercise their discretionary authority in voting such proxies unless the Company receives notice of the matter(s) to be proposed not later than March 1, 2003. Even if proper notice is received on or prior to March 1, 2003, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the stockholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described in the accompanying Notice of Annual Meeting of Stockholders. If other matters do properly come before the Annual Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of the Board of Directors.

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     A copy of the Company's 2001 Annual Report to Stockholders has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting.

April 15, 2002

                                                                      APPENDIX A

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                           1994 INCENTIVE STOCK PLAN
                              AMENDED AND RESTATED
                            EFFECTIVE APRIL 10, 2002

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                           1994 INCENTIVE STOCK PLAN

                                    PREAMBLE

     WHEREAS, on October 10, 1994, Orthodontic Centers of America, Inc. (the "Company") established the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan (the "Plan") through which the Company may award options to purchase shares of the Common Stock of the Company, and restricted shares of Common Stock, to directors, officers, employees and consultants of the Company and its affiliates;

     WHEREAS, the Company intends that the Plan provide for the granting of options that qualify as "incentive stock options" within the meaning of section 422 of the Code, as well as options that are not so qualified;

     WHEREAS, the Company intends that the Plan provide for the grant of Stock that is subject to certain restrictions on transfer and/or a risk of forfeiture;

     WHEREAS, the Company intends that this Plan and Awards granted hereunder
(i) qualify as "performance-based compensation" described in section 162(m)(4)(C) of the Code, and (ii) conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3; and

     WHEREAS, the Company wishes to amend and restate the Plan to, among other things, (i) limit Awards for Participants during any one year period, (ii) limit the types of Plan amendments that require shareholder approval, (iii) limit vesting upon a Change in Control in situations where such vesting would result in an excise tax under section 4999 of the Code, and (iv) eliminate the automatic termination of the Plan after the passage of a certain amount of time.

     NOW, THEREFORE, the Company hereby amends and restates in its entirety the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan effective on the date described in Section 10.8 herein.

                                   ARTICLE I.

                                  DEFINITIONS

     The following terms shall have the following meanings ascribed thereto for purposes of the Plan:

     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned or controlled by the Company.

     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options or Restricted Stock.

     1.4  Board.  The Board of Directors of the Company.

     1.5  Code.  The U.S. Internal Revenue Code of 1986, as amended.

     1.6 Committee. The Board or any committee of Board members that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code and Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

     1.7  Company.  Orthodontic Centers of America, Inc. and its successors.

     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

     1.9  Exchange Act.  The Securities Exchange Act of 1934, as amended.

     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:

          (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System or another Nasdaq automated quotation system, or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined, unless the Committee determines in good faith the fair market value to be otherwise.

          (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee or the Board.

     1.11 Incentive Option. An Option that qualifies and is treated as an "incentive stock option" under section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

     1.12  Nonqualified Option.  An Option that is not an Incentive Option.

     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

     1.14 Participant. A director, officer, employee, consultant or advisor of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

     1.15 Plan. The Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as amended and restated.

     1.16 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture by and to the Participant, as described in Section 4.4. Restricted Stock is awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

     1.17  Stock.  The Common Stock of the Company.

     1.18 Ten Percent Shareholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Shareholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                  ARTICLE II.

                                    PURPOSE

     The purpose of this Plan is to encourage ownership of Stock of the Company by directors, officers, employees, consultants and advisors of the Company and any current or future Affiliate. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by associating the interests of the Company's employees with those of its shareholders and by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company's Stock to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment. Proceeds from the purchase of Stock pursuant to this Plan shall be used for the general business purposes of the Company.

                                  ARTICLE III.

                                 ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

          (a) Interpret all provisions of this Plan;

          (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

          (c) Make amendments to all Agreements;

          (d) Adopt, amend and rescind rules for Plan administration; and

          (e) Make all determinations it deems advisable for the administration of this Plan.

     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.

     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                  ARTICLE IV.

                       AWARD ELIGIBILITY AND LIMITATIONS

     4.1 Participation. The Committee may from time to time designate directors, officers, employees, consultants and advisors to whom Awards are to be granted and who are eligible to become Participants. All Awards granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the name or identity of the Participant and the number of shares of Stock that are subject to the Award, the term of the Award and the exercise price thereof (if any). Accordingly, an Award may be deemed to be granted prior to the time that an Agreement is executed by the Participant and the Company. The Agreement shall incorporate the terms specified in the grant by the Committee.

     4.3  Limitations on Incentive Options.

          (a) To receive Incentive Options, an individual must be (i) an employee of the Company, (ii) an employee of an Affiliate that is a "parent corporation" of the Company, as defined in section 424(e) of the Code, or "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or (iii) deemed to be an employee of an entity described in clause (i) or (ii) because such individual's employer is an Affiliate that is disregarded pursuant to Treasury Regulation sec.301.7701-2(a).

          (b) To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall

     (without further action) be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

          (c) Awards of Incentive Options are subject to further limitations on the price for exercise, described in Section 6.1, and the maximum period for exercise, described in Section 6.3. Incentive Options are not transferable, except as described in Section 6.4.

     4.4 Restricted Stock. An award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement or a shareholders agreement described in
Section 9.3 that is executed by such Participant as a condition to such grant. The Committee may grant Restricted Stock to a Participant as part of a "deposit share," "performance award" or any other arrangement established by the Committee and specified in an Agreement. A Participant who receives Restricted Stock shall be treated as a shareholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

     4.5 Overall Limitation on Awards. No person may receive an Award with respect to more than 500,000 shares of Stock (subject to increase and adjustments as provided in Article VIII) in any one calendar year period.

                                   ARTICLE V.

                             STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the exercise of an Option or the grant of Restricted Stock, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company as treasury stock or acquired by the Company.

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 3,400,000, subject to increases and adjustments as provided in Article VIII. However, no more than 500,000 of those shares may be used for purposes of issuing Restricted Stock or made subject to Options with an exercise price lower than Fair Market Value on the Date of Grant.

     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, or Restricted Stock is forfeited, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

                                  ARTICLE VI.

                     OPTION EXERCISE AND SHAREHOLDER RIGHTS

     6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. In the case of a Ten Percent Shareholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted. The exercise price of a Nonqualified Option shall be the price determined by the Committee at the time that such Award is granted.

     6.2 Right to Exercise. An Option shall be exercisable on the date of grant or on any other date established by the Committee or provided for in an Agreement; provided, however, that Options granted to officers or directors subject to section 16 of the Exchange Act shall not be exercisable or transferable, and restrictions on Restricted Stock shall not lapse, until at least six months after the Award is granted.

     6.3 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be 10 years (five years in the case of Incentive Options granted to a Ten Percent Shareholder) from the date such Option was granted; provided, however, that, the Committee may specify a shorter or longer period with respect to a Nonqualified Option and may specify a shorter period with respect to an Incentive Option. A

Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate, or within three months after termination of employment with the Company and its Affiliates (one year in the case of termination due to disability or death).

     6.4 Transferability. Any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that a Nonqualified Option or Restricted Stock grant may be transferable to the extent provided in the Agreement or approved by the Committee, in its sole discretion, and an Incentive Option may be transferred to the extent approved by the Committee, in its sole discretion, if the Committee and the applicable Participant intend that such Incentive Option shall not retain its status as an Incentive Option. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     6.5 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to Options prior to the Date of Exercise of such Option; and, if requested, has given the representation described in Section 9.2 and/or executed a shareholders agreement described in
Section 9.3. A Participant's rights as a shareholder with respect to Restricted Stock shall be determined as provided in Section 4.4.

     6.6 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment. With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Treasury Regulation, or a published ruling of the Internal Revenue Service that has general application.

                                  ARTICLE VII.

                               METHOD OF EXERCISE

     7.1 Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine. Unless it is clear from the context, a Participant must specify the particular Option and the portion of an Option that he wishes to exercise in a written notice of exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise.

     7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T), actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash is only acceptable to the extent that the same is expressly approved by the Committee. Payment of the exercise price shall include amounts required for tax withholdings, as described in
Section 7.3, in cash, unless the Committee consents to alternate arrangements for withholdings.

     7.3 Withholding Tax Requirements. For a Participant who is an employee of the Company or an Affiliate, upon the exercise of a Nonqualified Option or the lapse of restrictions on Restricted Stock, the Participant shall, upon notification of the amount due, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Company or the Committee gives the Participant notice that withholding described in this Section is required.

     7.4 Issuance and Delivery of Shares. Shares of stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, or is granted Restricted Stock, and executes any applicable shareholders agreement described in Section 9.3 or any agreement described in Section 9.2 that the Company requires at the time of exercise.

                                 ARTICLE VIII.

                       ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The number and kind of shares of Stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

          (a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

          (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

          (c) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in Sections 4.5 and 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company's assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified herein and in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

     8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of
Article V.

     8.3 Effect of Certain Transactions. The provisions of this Section shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.3(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock that are outstanding at the time of such Change in Control shall become fully vested and all restrictions shall lapse upon the Change in Control, and (ii) all Options that are outstanding at the time of such Change in Control shall become fully vested and exercisable immediately prior to the Change in Control.

          (a) For purposes hereof, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

             (i) Any merger, acquisition, consolidation, reorganization, liquidation or similar transaction in which the Company is not the survivor of the transaction, survives only as a subsidiary or is otherwise under the control of an acquiring person or entity;

             (ii) An acquisition (other than directly from the Company) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Beneficial Ownership"), of voting securities of the Company (the "Voting Securities") by any person, individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a "Person"), immediately following which such Person has Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, the acquisition of Beneficial Ownership of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a "Control Subsidiary"), or (ii) the Company or any Control Subsidiary;

             (iii) At any time during a period of two consecutive years or less, individuals who, at the beginning of such period, constitute the members of the Board, and any new directors of the Company whose election to such positions by the Board or whose nomination for election by the stockholders of the Company to such positions was approved by a vote of at least two-thirds of the directors then still in office who either were directors of the Company at the beginning of such period or whose election or nomination for election to such positions was previously so approved, cease for any reason (other than death, disability or voluntary resignation) to constitute a majority of the Board;

             (iv) the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries; or

             (v) the approval by the stockholders of the Company of a dissolution of the Company.

          (b) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. This limitation shall not apply (i) to the extent that the Company, an Affiliate or the acquirer are obligated to indemnify the Participant or holder for such excise tax liability under an enforceable "golden parachute" indemnification agreement, or (ii) the shareholder approval described in Q&A-7 of Prop. Treas. Reg. sec. 1.280G-1 issued under section 280G of the Code is obtained to permit the acceleration of vesting described in this Section (applied as if the shareholder approval date was the date of the Change in Control).

          (c) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company's equity securities that is approved by the Board shall not alone constitute a Change in Control.

     8.4 No Adjustment upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant.

                                  ARTICLE IX.

                          LEGAL COMPLIANCE CONDITIONS

     9.1 General. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company's Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official Stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

     9.3 Shareholders Agreement. At the time of grant of an Award or the exercise of an Option, the Company may require the Participant, as a condition of such grant or exercise, to execute a shareholders agreement containing terms and conditions generally applicable to some or all shareholders of the Company.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

     10.5 Compliance with Section 16 of the Exchange Act. If any common class of equity securities of the Company is subject to registration under section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     10.6 Duration and Amendment of Plan. The Plan shall continue in effect until terminated by the Board. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the shareholders of the Company must approve the following:

          (a) 12 months before or after the date of adoption, any amendment that changes the employees or class of employees eligible to receive Incentive Options;

          (b) before the effective date thereof, any amendment that increases the period during which Incentive Options may be granted or exercised;

          (c) before the effective date thereof, any amendment that changes the maximum number of shares with respect to which Options may be granted during a specified period to any Participant; and

          (d) any amendment that changes the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan except pursuant to Article VIII.

     10.7 Duration of Incentive Options. Incentive Option Awards shall not be made with respect to the shares of Stock specified in Section 5.2 more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders. If the number of shares specified in Section 5.2 is increased by an amendment to this Plan, Incentive Options may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by shareholders in a manner that satisfies Treasury Regulation section 1.422-5. Incentive Options granted before such dates shall remain valid in accordance with their terms.

     10.8 Effective Date of Plan. This Plan was adopted by the Board and became effective on October 10, 1994, and was subsequently approved by the shareholders of the Company. The effective date of this amendment and restatement of the Plan is April 10, 2002, the date of Board approval. All Options hereunder shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of the Plan prior to this amendment and restatement shall apply to the extent that the terms of this amendment and restatement would have a material adverse effect on the right of a Participant under an Option outstanding prior to such amendment and restatement, unless the Participant has given consent to the change.

                                   EXECUTION

     IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 10th day of April, 2002.

                                          ORTHODONTIC CENTERS OF AMERICA, INC.

                                          By:
                                            /s/ BARTHOLOMEW F. PALMISANO, SR.
                                            ------------------------------------
                                            Bartholomew F. Palmisano, Sr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                   PROXY CARD


                      ORTHODONTIC CENTERS OF AMERICA, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Bartholomew F. Palmisano, Sr. and John
C. Glover, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orthodontic Centers of America, Inc. (the "Company") to be held at the Doubletree Hotel Lakeside, 3838 N. Causeway Boulevard, Metairie, Louisiana on Friday, May 17, 2002, at 10:00 a.m. (Central Time), and at any adjournment thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (1) FOR THE ELECTION AS CLASS II DIRECTORS OF THE NOMINEES NAMED ON THIS CARD, (2) FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1994 INCENTIVE STOCK PLAN, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2002 AND (4) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF THIS PROXY IS EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

                           (Continued on reverse side)




                     [ORTHODONTIC CENTERS OF AMERICA LOGO]



                      ORTHODONTIC CENTERS OF AMERICA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2002
                           10:00 A.M. (CENTRAL TIME)
                           DOUBLETREE HOTEL LAKESIDE
                           3838 N. CAUSEWAY BOULEVARD
                               METAIRIE, LA 70002

1.   Election of Class II Directors.                                 3.    Proposal to ratify the appointment of Ernst &
                                                                           Young LLP as independent auditors of the Company
     Nominees:       Ashton J. Ryan, Jr.                                   and its subsidiaries for the year ending December
                     W. Dennis Summers                                     31, 2002.
                     Edward J. Walters, Jr.

FOR all nominees listed         WITHHOLD                                   FOR              AGAINST             ABSTAIN
(except as marked to the        AUTHORITY to vote for
contrary below)                 all nominees listed                        [ ]                [ ]                 [ ]

          [ ]                           [ ]

INSTRUCTION: To withhold authority to vote for any                   Dated:                                            , 2002
individual nominee, write his name or their names in the                   --------------------------------------------
following space:
                                                                     Signature:
-------------------------------------------------------                        ----------------------------------------------


2.   Proposal to approve the amendment and restatement of            --------------------------------------------------------
     the Company's 1994 Incentive Stock Plan.                        Signature if held jointly

        FOR                AGAINST            ABSTAIN                IMPORTANT: Please sign exactly as your name or names
                                                                     appear on this proxy and mail promptly in the enclosed
        [ ]                  [ ]                [ ]                  envelope. If you sign as agent or in any other capacity,
                                                                     please state the capacity in which you sign.

Dear Stockholder:

Orthodontic Centers of America, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in this box must be used to access the system.

If you vote your shares electronically, your vote must be received by 11:59 p.m. (Eastern Time) on Thursday, May 16, 2002, to be included in the final tabulation.

1.  TO VOTE OVER THE INTERNET

    o Log on to the Internet and go to the website http://www.eproxyvote.com/oca

2.  TO VOTE OVER THE TELEPHONE

    o On a touch-tone telephone, call toll free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week; outside the U.S. call 1-201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.